UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2013

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Blvd., Suite G
Winston-Salem, NC 27103
(Address of principal executive offices, with zip code)

(336) 722-5855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On July 15, 2013, Tengion, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders.  The proposals submitted to a vote of the stockholders and the results of the voting on each proposal, are noted below.

Proposal No. 1:  Election of John L. Miclot and Lorin J. Randall to serve as Class III Directors for a three year term expiring at the 2016 Annual Meeting.

Nominee	For	Withheld	Broker Non-Vote
John L. Miclot	1,496,200	21,640	1,204,972
Lorin J. Randall	1,492,565	25,275	1,204,972

Each of the nominees named above was elected by the stockholders to serve as a director until the 2016 Annual Meeting of Stockholders.

Proposal No. 2:  Approval, on an advisory basis, of the Company’s compensation of its named executive officers, as disclosed in the “Compensation Discussion and Analysis” section of the proxy statement.

For	Against	Abstain	Broker Non-Vote
1,318,882	42,273	156,685	1,204,972

Stockholders approved, on an advisory basis, the Company’s compensation of its named executive officers, as disclosed in the “Compensation Discussion and Analysis” section of the proxy statement.

Proposal No. 3: Approval, on an advisory basis, of the frequency of future non-binding advisory votes on compensation of the Company’s named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
65,723	154,254	1,283,126	14,737	1,204,972

Stockholders approved, on an advisory basis, a frequency of three years for future non-binding advisory votes on compensation of the Company’s named executive officers.

Proposal No. 4: Ratification of the selection by the Audit Committee of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

For	Against	Abstain	Broker Non-Vote
2,663,469	54,543	4,800	0

Stockholders approved of the selection by the Audit Committee of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: July 19, 2013	By: /s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer and Vice President, Finance